EXHIBIT 10.5
AMENDED AND RESTATED
CENTEX CORPORATION LONG TERM INCENTIVE PLAN
Effective October 1, 2001
(Last Amended on October 11, 2006)
1. Objectives
     The Centex Corporation Long Term Incentive Plan (the “Plan”) is designed to retain selected employees of Centex Corporation and all subsidiaries, partnerships and affiliates of Centex Corporation with regard to which Centex Corporation owns, directly or indirectly, at least 80% of the ownership interest therein, and reward them for making significant contributions to the success of Centex Corporation. These objectives are to be accomplished by making awards under the Plan and thereby providing participants with a financial interest in the growth and performance of Centex Corporation. The Plan shall not constitute a “qualified plan” subject to the limitations of Section 401(a) of the Internal Revenue Code of 1986, as amended, nor shall it constitute a “funded plan” for purposes of such requirements. This Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of ERISA, the funding requirements of Part 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded to plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of highly compensated employees.
2. Definitions
     As used herein, the terms set forth below shall have the following respective meanings:
     “Act” means the Securities Exchange Act of 1934, as amended.
     “Administrator” means the Compensation and Management Development Committee of the Board.
     “Affiliate” means any direct or indirect subsidiary or parent of Centex Corporation and any partnership, joint venture, limited liability company or other business venture or entity in which Centex Corporation owns directly or indirectly at least 80% of the ownership interest in such entity, as determined by the Administrator in its sole and absolute discretion (such determination by the Administrator to be conclusively established by the grant of an Award by the Administrator to an officer or employee of such an entity).
     “Award” means an award of Deferred Stock granted to a Participant pursuant to any applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.
     “Award Agreement” means a written agreement between Centex Corporation and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

     “Beneficiary” means such person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, designated by the Participant in a written election filed with the Administrator as entitled to receive the Participant’s Award(s) in the event of the Participant’s death, or if no such election shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Administrator, the person or persons entitled thereto under the last will of such deceased Participant, or if such decedent left no will, to the legal heirs of such decedent determined in accordance with the laws of intestate succession of the state of the decedent’s domicile.
     “Board” means the Board of Directors of Centex Corporation as the same may be constituted from time to time.
     “Centex Corporation” means Centex Corporation, a Nevada corporation, or any successor thereto.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” means each of Centex Corporation and every Affiliate.
     “Deferred Stock” means a right to receive at Payout the number of Shares covered by an Award, subject to the terms of this Plan and the Award Agreement. Deferred Stock does not represent any actual legal or beneficial interest in Centex Corporation.
     “Disability” means a disability that entitles the Participant to benefits under the long-term disability plan sponsored by the Company which covers the Participant.
     “Employment” means employment with a Company.
     “Expiration Date” means, as to an Award, that date which is seven years past the Grant Date of such Award or such other period as the Administrator may determine.
     “Fair Market Value” means, as of a particular date, (A) if Shares are listed on a national securities exchange, the closing price per Share, as reported on the consolidated transaction reporting system for the New York Stock Exchange or such other national securities exchange on which Shares are listed that is at the applicable time the principal market for the Shares, or any other source selected by the Administrator, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported, (B) if Shares are not so listed, the mean between the closing bid and asked price of Shares on that date, or, if there are no quotations available for such date, on the last preceding date on which such a quotation was reported, as reported on a recognized quotation system selected by the Administrator, or, if not so reported, then as reported by The Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), or (C) at the discretion of the Administrator, the value of Shares determined in good faith by the Administrator.
     “Full Time Employee” means a person actively and regularly engaged in work at least 40 hours a week.

     “Grant Date” means the date an Award is made to a Participant hereunder, which will be April 1 of the year in which such Award is made, or any other date selected by the Administrator.
     “Participant” means an employee of a Company to whom an Award has been made under this Plan.
     “Payout” means the distribution of vested Deferred Stock under the Plan.
     “Payout Date” means the date an Award becomes payable pursuant to Section 8.
     “Plan” means this Centex Corporation Long Term Incentive Plan, as set forth herein and as may be amended from time to time.
     “Share” means a share of Centex Corporation’s present twenty-five cents ($0.25) par value common stock and any share or shares of capital stock or other securities of Centex Corporation hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.
     “Termination Date” means the last date on which the Participant is carried on a Company’s payroll as an employee.
     “Vested Retirement” means the voluntary termination by a Participant who is a Full Time Employee of all Employment at any time after the Participant is age 55 or older, completes at least 10 Years of Service and the sum of age and Years of Service with one or more Companies equals at least 70. In no event will the Plan’s Vested Retirement provisions apply to Awards made on or after April 1, 2006.
     “Years of Service” means the Participant’s years of employment with a Company. A Participant shall be credited with a Year of Service on each anniversary of the date on which he or she was first employed with a Company, provided that the Participant continues to be employed by a Company on such anniversary date.
3. Eligibility
     Only highly compensated employees of a Company are eligible for Awards under this Plan, as determined in the sole discretion of the Administrator. The Administrator shall select the Participants in the Plan from time to time as evidenced by the grant of Awards under the Plan.
4. Plan Administration
     The Plan shall be administered by the Administrator, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate in its sole discretion. The Administrator shall determine all terms and conditions of the Awards. The Administrator may, in its discretion, accelerate the vesting or Payout of an Award, eliminate or make less restrictive any restrictions contained in an Award Agreement, waive any restriction or other provision of this Plan or an Award Agreement or otherwise amend or modify an Award in any manner that is either (i) not materially adverse to the Participant holding the Award or (ii) consented to by such Participant. The Administrator may delegate to one or more employees of Centex Corporation the performance of non-discretionary functions under this Plan, including distributions of Payouts.
5. Awards
     (a) The granting of Awards under this Plan shall be entirely discretionary, and nothing in this Plan shall be deemed to give any employee of a Company any right to participate in this Plan or to be granted an Award.
     (b) Awards shall be granted to Participants at such times, and subject to paragraph 5(d) below, in such amounts as the Administrator, in its sole and absolute discretion, shall determine. No credit for cash dividends on Deferred Stock will be allowed (or accrued) prior to Payout.
     (c) The term of an Award shall run from the Grant Date to the Expiration Date, subject to early Payout as described in Section 8 below or forfeiture as described in Section 7 below.
     (d) The maximum number of Shares that may be awarded under this Plan, subject to Section 13 below, is 1,220,991. As of March 31, 2006 a total of 123,379 shares are available to be awarded.
     (e) If an Award is forfeited, the number of Shares with respect to which such Award shall not have been exercised prior to its forfeiture may again be awarded pursuant to the provisions hereof.
6. Vesting of Awards
     (a) Unless different terms are set by the Administrator, an Award shall be immediately 25% vested on its Grant Date and shall become vested in cumulative 25% increments on each of the first through third anniversaries of such Grant Date, so that on the third anniversary of the Grant Date the Award will be 100% vested; provided, however, that the Participant must be in continuous Employment from the Grant Date through the date of the applicable anniversary in order for the Award to vest.
     (b) A Participant’s Award shall be fully vested, irrespective of the limitations set forth in subparagraph (a) above, in the event of (i) a change in control, as provided for in Section 13 below, provided that the Participant has been in continuous Employment from the Grant Date until the date of such change in control or (ii) for Awards granted prior to April 1, 2006, Vested Retirement of the Participant.

7. Forfeiture of Awards
     If a Participant’s Employment is terminated other than through Vested Retirement with respect to Awards granted prior to April 1, 2006, the Participant shall forfeit his or her Award(s) with respect to any portion that is not vested as of such Participant’s Termination Date.
8. Payouts of Awards
     Payouts will occur as follows:
     (a) Automatic Payout on Expiration Date. To the extent that a Participant’s Award has vested, such Award shall have an automatic Payout on the Expiration Date of such Award.
     (b) Early Payouts. In addition to automatic Payout on the Expiration Date, there may be an early Payout of the vested portion of an Award as follows:
     (i) Termination of Employment (whether voluntary or involuntary). The vested portion of each Award shall have an automatic Payout on the Participant’s Termination Date.
     (ii) Death. If a Participant dies prior to the Expiration Date, such Participant’s Award, to the extent vested, shall have an automatic Payout as of the date of the Participant’s death and be made to the Participant’s Beneficiary.
     (iii) Disability. Prior to the Expiration Date, an Award, with the approval of the Administrator, shall both be fully vested and have an automatic Payout on the date the Participant satisfies the definition of Disability.
     (iv) Early Payout Request. At or subsequent to the time an Award is made, a Participant may elect, in the form and manner prescribed by the Administrator in its sole discretion, that the Payout Date for such Award shall be when each portion of the Award vests pursuant to paragraph 6(a). Thereafter, such election of timing of distribution for an Award may be revoked and a new election substituted therefor during any subsequent calendar year at such times as designated by the Administrator in its sole discretion; provided, however, that such new election (i) shall only be effective with respect to distributions during a calendar year subsequent to the calendar year during which the new election is made and (ii) the new distribution date shall not exceed the applicable Expiration Date with respect to the amounts to be distributed.
9. Form of Payout
     As soon as practicable following a determination that Payout of a Participant’s Award shall be made as described in Section 8, but not later than five business days after the required Payout Date, Centex Corporation shall make a Payout to the Participant. Payouts shall be made in Shares except that no fractional shares will be issued and in lieu thereof cash will be paid to the Participant.

10. Delivery of Share Certificates
     As promptly as may be administratively practicable following a Payout, Centex Corporation shall make delivery of one or more Share certificates, and, at the election of the Participant, either by delivery of a physical certificate or an electronic transfer to a broker, for the appropriate number of Shares.
11. Tax Withholding
     Centex Corporation shall deduct applicable taxes with respect to any Award or Payout and withhold, at the time of Award or Payout, as appropriate, a number of Shares, based on the Fair Market Value on such date, for payment of taxes required by law.
12. Non-Assignability
     Unless otherwise determined by the Administrator, no Award or Payout or any other benefit under this Plan shall be assignable or otherwise transferable except to a Beneficiary or by will, the laws of descent and distribution or a domestic relations order. The Administrator may prescribe other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 12 shall be null and void.
13. Changes in Shares and Certain Corporate Transactions
     (a) In the event of any subdivision or consolidation of outstanding Shares, declaration of a dividend payable in Shares or other stock split, then (i) the number of Shares available for Awards under this Plan, and (ii) the number of Shares covered by outstanding Awards, shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Centex Corporation, any consolidation or merger of the Centex Corporation with another corporation or entity, the adoption by the Centex Corporation of any plan of exchange affecting Shares or any distribution to holders of Shares of securities or property (other than normal cash dividends or dividends payable in Shares), the Board shall make appropriate adjustments to (i) the number of Shares available for Awards under this Plan, and (ii) the number of Shares covered by outstanding Deferred Awards, to reflect such transaction; provided that such adjustment under (ii) shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.
     Except as is otherwise expressly provided herein, the issuance by Centex Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Centex Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to outstanding Awards granted under the Plan. Furthermore, the presence of outstanding Awards granted under the Plan shall not affect in any manner the right or power of Centex Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in Centex Corporation’s capital structure or its business, including the issuance of capital stock; (ii) any merger or consolidation of Centex Corporation; (iii) any issuance by Centex Corporation of debt securities or preferred or preference stock which would rank above the Shares subject to outstanding Awards granted under the Plan; (iv) the dissolution or liquidation of Centex Corporation; (v) any sale, transfer or assignment of all or any part of the assets or business of Centex Corporation; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.
     (b) Notwithstanding anything to the contrary above, a dissolution or liquidation of Centex Corporation, a merger (other than a merger effecting a reincorporation of Centex Corporation in another state) or consolidation in which Centex Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of Centex Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of Centex Corporation and their proportionate interests therein immediately prior to the transaction), a transaction in which another corporation becomes the owner of 50% or more of the total combined voting power of all classes of stock of Centex Corporation, or a change in control (as specified below), shall cause every Award then outstanding to become fully vested immediately prior to such dissolution, liquidation, merger, consolidation, transaction, or change in control, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of vesting contained in the Agreements if (and only if) such Awards have not at that time expired or been terminated. For purposes of this Section 13, a change in control shall be deemed to have taken place if:
     (i) a third person, including a “Group” as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Shares of Centex Corporation having 50% or more of total number of votes that may be cast for the election of directors of Centex Corporation; or
     (ii) as a result of, or in connection with, a contested election for directors, persons who were directors of Centex Corporation immediately before such election shall cease to constitute a majority of the Board.
     Notwithstanding the foregoing provisions of this paragraph, in the event of any such dissolution, merger, consolidation, transaction or change in control, the Board may completely satisfy all obligations of Centex Corporation and its Affiliates with respect to any Award outstanding on the date of such event by delivering to the Participant cash in an amount equal to the Fair Market Value of such Shares on the date of such event, such payment to be made within reasonable time after such event.
14. Plan Year
     The Plan, as amended and restated, shall be effective as of October 1, 2001 and will continue in effect until the Administrator terminates the same. The Plan year will be April 1 through March 31 while this Plan is in effect.

15. Requirements of Law
     Notwithstanding anything herein to the contrary, Centex Corporation shall not be required to issue Shares under any Award if the issuance thereof would constitute a violation by the Participant or Centex Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any issuance of Shares under any Award, Centex Corporation may require such agreements or undertakings, if any, as Centex Corporation may deem necessary or advisable to ensure compliance with any such law or regulation.
16. Amendment, Suspension or Termination
     The Board may amend, suspend or terminate the Plan at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment, suspension or termination shall be made that would impair the rights of any Participant as to a vested Award previously granted to such Participant without his or her written consent.
17. Unfunded Plan
     This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants representing Awards, any such accounts shall be used merely as a bookkeeping convenience. Centex Corporation shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall Centex Corporation, the Board or the Administrator (or any delegate thereof) be deemed to be a trustee of any Awards to be granted under this Plan. Any liability or obligation of Centex Corporation to any Participant with respect to a grant of Awards under this Plan shall be based solely upon any contractual obligations that may be created under this Plan, and no such liability or obligation of Centex Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of Centex Corporation. None of Centex Corporation or any other Company, the Board or the Administrator (or any delegate thereof) shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     Notwithstanding the foregoing, upon the occurrence of a change in control, as described in Section 13(b), each Company whose employees are Participants shall, as soon as possible, but in no event longer than 15 days following the change in control, make an irrevocable contribution to a trust established by Centex Corporation in an amount sufficient to fully pay the entire benefit to which each Participant employed by such Company would be entitled pursuant to the terms of this Plan as of the date on which such change in control occurs. In its sole discretion, Centex Corporation may establish such a trust at any time prior to a change in control and may make contributions to such trust in Shares or in cash which would be used to acquire Shares to transfer to Participant. Any such trust shall be designed to assist Centex Corporation in satisfying its obligations under this Plan; but it shall remain subject to the claims of its creditors.

18. No Employment Guaranteed
     No provision of this Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with a Company.
19. No Stockholder Rights
     A Participant shall have no rights as a holder of Shares with respect to Awards granted hereunder. In particular, no Award shall entitle a Participant to be considered a holder of Shares or to have any rights to dividends or other distributions made to holders of Shares prior to the Payout of such Award.
20. Governing Law
     This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.
21. Indemnification
     Neither the members of the Board, any member of the Compensation and Management Development Committee, acting in the capacity of Administrator, nor any delegates of the Administrator, shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Award granted under it, and the members of the Board and the Compensation and Stock Option Committee (or its delegate) shall be entitled to indemnification and reimbursement by Centex Corporation in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.
22. Release
     Any issuance or transfer of Shares to a Participant or to his legal representative, heir, legatee or distributee in accordance with the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Administrator may require any Participant or legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.